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                                                                    EXHIBIT 12.1

RATIO OF EARNINGS TO FIXED CHARGES

                                                       SIX MONTHS ENDED                    FISCAL YEAR ENDED
                                                           JUNE 30,                          DECEMBER 31,
                                                      ------------------   ---------------------------------------------
                                                       2003        2002      2002      2001      2000      1999      1998
                                                      ------      ------    ------    ------    ------    ------    ------
EARNINGS
     Pre-tax earnings from continuing operations
       before adjustment for minority interests
       in consolidated subs or income or loss
       from equity investees                           38,508     23,863    44,331    38,173    35,314    41,422    36,384
     Fixed charges                                        826      1,300     2,650     3,739     5,780     4,557     2,573
                                                       ------     ------    ------    ------    ------    ------    ------
                                                       39,334     25,163    46,981    41,912    41,094    45,979    38,957

FIXED CHARGES
     Interest expensed and capitalized                    447        905     1,860     3,211     5,275     4,104     2,280
     An estimate of the interest within rental
      expense (1)                                         379        395       790       528       505       453       293
                                                       ------     ------    ------    ------    ------    ------    ------
                                                          826      1,300     2,650     3,739     5,780     4,557     2,573

RATIO OF EANINGS TO FIXED CHARGES                        47.6       19.4      17.7      11.2       7.1      10.1      15.1



 (1) Fixed charges consist of interest expense on debt, plus one-third of rental expense deemed to represent an interest factor.